Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

FOR IMMEDIATE RELEASE

Frank ten Brink  847-607-2012

Conference call to be held July 24, 2008 at 4:00 p.m. Central time – Dial 888-511-3669 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through August 24th by dialing 800-642-1687, access code 52516618. To hear a live simulcast of the call over the internet on www.earnings.com, or to access an audio archive of the call, go to the Investor Relations page on Stericycle’s website at www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS

FOR SECOND QUARTER 2008

Lake Forest, Illinois, July 24, 2008—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the second quarter of 2008.

Revenues for the quarter ended June 30, 2008 were $277.8 million, up 19.3% from $232.8 million in the same quarter last year. Acquisitions less than 12 months old contributed approximately $18.0 million to the growth in revenues for the quarter. Gross profit was $123.2 million, up 17.8% from $104.5 million in the same quarter last year. Gross profit as a percent of revenue was 44.3% versus 44.9% in the second quarter of 2007.

Net income for the second quarter of 2008 was $38.7 million or $0.44 per diluted share compared with net income of $32.0 million or $0.36 per diluted share for the second quarter of 2007.

For the six months ended June 30, 2008, revenues were $532.6 million, up 20.0% from $443.9 million in the same period last year.  Gross profit was $236.7 million, up 19.1% from $198.8 million in the same period last year.  Gross profit as a percent of revenues was 44.5% versus 44.8% in the same period in 2007.  Earnings per diluted share increased 16.2% to $0.79 from $0.68 per diluted share in the same period last year.  Earnings per diluted share for the six months ended 2008 were negatively impacted by $0.04 per diluted share related to the arbitration settlement recorded in the first quarter of 2008.

Cash flow from operations was $94.6 million for the first six months of 2008. Cash flow and increased loan balances were used to strengthen our business and funded share repurchases, acquisitions and international investments, and capital expenditures.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of medical waste collection and treatment and increases in transportation and other operating costs, as well as the other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

	June 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$12,395	$17,108
Short-term investments	1,128	1,256
Accounts receivable, less allowance for doubtful accounts of $6,844 in 2008 and $6,157 in 2007	173,267	157,435
Deferred income taxes	11,765	13,510
Other current assets	22,106	20,967
Total Current Assets	220,661	210,276
Property, Plant and Equipment, net	202,773	193,039
Other Assets:
Goodwill	1,093,499	1,033,333
Intangible assets, less accumulated amortization of $12,989 in 2008 and $12,230 in 2007	155,695	152,689
Other	19,272	18,822
Total Other Assets	1,268,466	1,204,844
Total Assets	$1,691,900	$1,608,159

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$29,118	$22,003
Accounts payable	33,349	40,049
Accrued liabilities	90,661	75,571
Deferred revenues	15,104	12,095
Total Current Liabilities	168,232	149,718
Long-term debt, net of current portion	706,853	613,781
Deferred income taxes	137,557	125,041
Other liabilities	4,706	5,544
Shareholders' Equity:
Common stock (par value $.01 per share, 120,000,000 shares authorized, 85,533,724 issued and outstanding in 2008, 87,410,653 issued and outstanding in 2007)	855	874
Additional paid-in capital	87,889	197,462
Accumulated other comprehensive income	30,240	30,520
Retained earnings	555,568	485,219
Total Shareholders' Equity	674,552	714,075
Total Liabilities and Shareholders' Equity	$1,691,900	$1,608,159

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2008		2007		2008		2007
	(Unaudited)
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues	$ 277,786	100.0%	$ 232,845	100.0%	$ 532,570	100.0%	$ 443,894	100.0%
Cost of revenues	154,632	55.7%	128,328	55.1%	295,826	55.5%	245,141	55.2%
Gross profit	123,154	44.3%	104,517	44.9%	236,744	44.5%	198,753	44.8%
Selling, general and administrative expenses	50,973	18.3%	43,267	18.6%	97,958	18.4%	81,046	18.3%
Amortization	792	0.3%	882	0.4%	1,844	0.3%	1,750	0.4%
Total SG&A expense and amortization	51,765	18.6%	44,149	19.0%	99,802	18.7%	82,796	18.7%
Income from operations before acquisition integration and other expenses	71,389	25.7%	60,368	25.9%	136,942	25.7%	115,957	26.1%
Gain on sale of assets	-	0.0%	(1,075)	-0.5%	-	0.0%	(1,898)	-0.4%
Impairment of fixed assets	-	0.0%	611	0.3%	-	0.0%	1,261	0.3%
Impairment of permit	-	0.0%	228	0.1%	-	0.0%	228	0.1%
Arbitration settlement and related costs	147	0.1%	-	0.0%	5,499	1.0%	-	0.0%
Acquisition integration expenses	316	0.1%	606	0.3%	1,029	0.2%	919	0.2%
Income from operations	70,926	25.5%	59,998	25.8%	130,414	24.5%	115,447	26.0%
Other income (expense):
Interest income	157	0.1%	537	0.2%	559	0.1%	938	0.2%
Interest expense	(8,139)	-2.9%	(8,276)	-3.6%	(16,267)	-3.1%	(15,976)	-3.6%
Insurance proceeds	-	0.0%	-	0.0%	-	0.0%	500	0.1%
Other expense, net	(518)	-0.2%	(230)	-0.1%	(961)	-0.2%	(783)	-0.2%
Total other income (expense)	(8,500)	-3.1%	(7,969)	-3.4%	(16,669)	-3.1%	(15,321)	-3.5%
Income before income taxes	62,426	22.5%	52,029	22.3%	113,745	21.4%	100,126	22.6%
Income tax expense	23,741	8.5%	20,031	8.6%	43,396	8.1%	38,741	8.7%
Net income	$ 38,685	13.9%	$ 31,998	13.7%	$ 70,349	13.2%	$ 61,385	13.8%

Earnings per share-diluted	$ 0.44		$ 0.36		$ 0.79		$ 0.68

Weighted average number of common shares outstanding-diluted	88,484,943		89,956,735		88,944,593		90,203,819

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Six Months Ended June 30,
	2008	2007
	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES:
Net income	$70,349	$61,385
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of assets	--	(1,898)
Impairment of fixed assets	--	1,261
Impairment of permit intangible	--	228
Write-off of note receivable related to joint venture	798	--
Stock compensation expense	5,987	5,074
Excess tax benefit of disqualifying dispositions of stock options and exercise of non-qualified stock options	(4,523)	(2,444)
Depreciation	14,793	13,096
Amortization	1,844	1,750
Deferred income taxes	11,222	8,189
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(9,304)	(18,613)
Accounts payable	(9,575)	4,755
Accrued liabilities	10,748	(6,584)
Deferred revenues	2,982	2,359
Other assets	(686)	1,913
Net cash provided by operating activities	94,635	70,471

INVESTING ACTIVITIES:
Payments for acquisitions and international investments, net of cash acquired	(33,399)	(51,529)
Proceeds from maturity of short-term investments	129	1,948
Proceeds from sale of assets	--	26,453
Proceeds from sale of property and equipment	--	124
Capital expenditures	(22,977)	(23,031)
Net cash used in investing activities	(56,247)	(46,035)

FINANCING ACTIVITIES:
Repayment of long-term debt	(3,760)	(32,856)
Net borrowings on senior credit facility	(29,700)	49,142
Proceeds from private placement of long-term note	100,000	--
Payments of deferred financing costs	(236)	--
Principal payments on capital lease obligations	(199)	(341)
Purchase/ cancellation of treasury stock	(121,195)	(58,661)
Proceeds from other issuance of common stock	9,737	9,473
Excess tax benefit of stock options exercised	4,523	2,444
Net cash used in financing activities	(40,830)	(30,799)
Effect of exchange rate changes on cash	(2,271)	(5,422)
Net decrease in cash and cash equivalents	(4,713)	(11,785)
Cash and cash equivalents at beginning of period	17,108	13,492
Cash and cash equivalents at end of period	$12,395	$1,707

NON-CASH ACTIVITIES:
Net issuance of notes payable for certain acquisitions	$30,544	$37,215
Net issuance of common stock for certain acquisitions		365